Exhibit 10.77

                           THERMO ELECTRON CORPORATION

                              Supplemental LTD Plan
                            Key Plan Design Features

Program Description
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The Thermo Electron Supplemental Long Term Disability Benefit is a disability benefit designed to supplement the coverage you receive under Thermo Electron's basic long-term disability program. The basic program provides a monthly benefit of 60% of base salary to a monthly maximum benefit of $10,000. The supplemental plan enhances your disability benefit by providing a monthly benefit of 60% of total compensation to an additional $10,000 monthly maximum benefit, for a combined monthly maximum of $20,000 between the basic and supplemental plans. The plan is funded through individual disability policies and the coverage is fully paid by the company. Other key features of the plan are summarized below:

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Design Feature                   Plan Design
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Eligibility:                     Active, full-time employees earning a specific
                                 level of base salary

Enrollment:                      Upon hire

Eligible Compensation/           Base salary plus incentive bonuses and employer
Total Compensation:              matching contribution under the 401(k) plan


Benefit: 60% of total compensation to a monthly maximum benefit of $10,000

Changes in Benefit:              Each year, your benefit amount under the plan
                                 will increase (or decrease) as your eligible compensation increases (or decreases). A rider to reflect a change in supplemental benefit is issued after April 1 salary changes are recorded.

Definition of Disability:        Inability to perform the substantial and
                                 material duties of your own occupation and not working in any other gainful occupation for the duration of the disability.

Partial Disability:              Proportionate benefits are payable to age 65 if
                                 you return to part-time active employment on your physician's advice, but continue to suffer a decreased level of earnings.

Recovery Benefits:               Proportionate benefits are payable to age 65 if
                                 you return to full-time active employment on your physician's advice, but continue to suffer a decreased level of earnings.

Mental/Nervous Drug or           Benefits are payable to age 65, regardless of
Alcohol:                         whether confined to a hospital/institution.

Elimination Period:              Benefits begin after 180 days of disability.

Benefit Period:                  Benefits are payable to age 65 (or longer if
                                 disability occurs after age 61).

Guaranteed Contractual Terms:    Once you are approved for coverage, Provident
                                 Life Insurance Company cannot change your policy provisions.

Guaranteed Premiums:             Your monthly premiums are guaranteed until age
                                 65.

Tax-Free Benefit:                As the cost for this coverage is paid for by
                                 the company, any disability benefit you receive under this plan will be taxable income. In order to make your disability payments tax-free, Thermo Electron can include the premium amounts in your year-end W2 statement. To elect this option, you must complete the appropriate section of the Application Cover Sheet.

Guaranteed Issue Coverage:       Your policy will be issued to you on a
                                 guaranteed issue basis (i.e., regardless of your current health status or medical history).

Termination of Benefit:          Your coverage under the plan terminates
                                 effective as of your last day of active
                                 employment with the company.

Portability:                     Your policy is fully portable (i.e., the
                                 coverage does not end if you leave the
                                 company).

This is a brief description of the key policy Features. See the actual policy for specific provisions.

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